SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 3, 2010

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INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 3, 2010, Interface, Inc. (the “Company”) completed a private offering (the “Offering”) of $275 million aggregate principal amount of the Company’s 7 5/8% Senior Notes due December 1, 2018 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The Notes are guaranteed, jointly and severally, by each of the Company’s material U.S. subsidiaries (the “Guarantors”), all of which also currently guarantee the obligations of the Company under its domestic revolving credit facility and under its other series of outstanding notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, and SunTrust Robinson Humphrey, Inc. served as the initial purchasers of the Notes (the “Initial Purchasers”) from the Company, which were reoffered and sold to investors by the Initial Purchasers at an offering price of 100% of face amount.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of December 3, 2010, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).  The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, make dividend payments or other restricted payments, create liens on their assets, make assets sales, sell securities of subsidiaries, engage in certain transactions with affiliates, and enter into mergers, consolidations or sales of all or substantially all of the Company’s assets.  In addition to serving as trustee under the Indenture, U.S. Bank National Association also serves as trustee under the indentures related to the Company’s other series of outstanding notes.  From time to time, the Company may enter into other relationships with the Trustee or its affiliates.

Also in connection with the Offering, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of December 3, 2010, with the Initial Purchasers.  Under the terms of the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer (the “Exchange Offer”) to (i) exchange the Notes for registered notes (the “Exchange Notes”) having substantially the same terms as the Notes, and (ii) exchange the guarantees related to the Notes for registered guarantees relating to the Exchange Notes having substantially the same terms as the original guarantees. The Company has agreed to use its reasonable best efforts to cause the Exchange Offer to be completed within 180 days after the issuance of the Notes. In addition, the Company has agreed to file (and seek effectiveness of) a shelf registration statement, in certain circumstances, that would allow certain holders to offer some or all of the Notes to the public.

If the Exchange Offer is not so completed, or if the shelf registration statement is not effective in the required circumstances, the annual interest rate on the Notes will increase by 0.5% per annum for the first 90-day period following the event triggering such increase.  The interest rate on the Notes will increase by 0.25% per annum at the beginning of each subsequent 90-day period, up to a maximum of 1.5% additional interest per annum, until the Exchange Offer is completed or the shelf registration statement is filed, as applicable.

Under the Registration Rights Agreement, the Company has agreed to indemnify the Initial Purchasers and the holders of the Notes against certain liabilities in connection with the Exchange Offer or shelf registration statement, as the case may be, or contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities. The Initial Purchasers and their affiliates have performed or may perform in the future various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they have received or will receive customary compensation.

The foregoing descriptions of the Indenture and Registration Rights Agreement are qualified in their entirety by the full text of the agreements, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT.

As discussed above under Item 1.01, on December 3, 2010, the Company completed a private offering of $275 million aggregate principal amount of 7 5/8% Senior Notes due December 1, 2018 (the “Notes”).  Interest on the Notes will be payable semi-annually on June 1 and December 1 of each year, beginning on June 1, 2011. The Company may redeem all or a part of the Notes from time to time at a price equal to 100% of the principal amount plus a make-whole premium. Prior to December 1, 2013, the Company may redeem up to 35% of the Notes with cash proceeds from specified equity offerings at a redemption price equal to 107.625% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption.  Prior to December 1, 2014, the Company may redeem up to 10% of the Notes per 12-month period at a redemption price of 103% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. On or after December 1, 2014, the Company may redeem some or all of the Notes at any time at redemption prices described in the Indenture.  Other summary terms of the Notes and the related Indenture under which they were issued are discussed in Item 1.01.

A copy of the press release relating to the announcement of the closing of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As previously announced, in connection with the Company’s tender offer discussed below under Item 8.01, the Company solicited and obtained consents from tendering holders for amendments to the indentures for the Company’s 11.375% Senior Secured Notes due 2013 (CUSIP No. 458665AN6) (the “11.375% Notes”) and 9.5% Senior Subordinated Notes Due 2014 (CUSIP No. 458665AJ5) (the “9.50% Notes”) to eliminate substantially all of the restrictive covenants and certain events of default contained therein.  Those amendments became operative on December 3, 2010 with the Company’s payment for the tendered 11.375% Notes and 9.50% Notes.

ITEM 8.01    OTHER EVENTS.

On December 3, 2010, the Company issued a press release announcing the results of its previously announced tender offer to purchase any and all of its outstanding 11.375% Notes and 9.5% Notes, which tender offer expired at 11:59 P.M., Eastern Time, on December 2, 2010.  Pursuant to the tender offer, the Company accepted for payment, and cancelled upon payment on December 3, 2010, approximately $141.9 million in aggregate principal amount (or approximately 94.6%) of its outstanding 11.375% Notes and $98.5 million in aggregate principal amount (or approximately 89.6%) of its outstanding 9.50% Notes that had been validly tendered by their respective holders.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

Exhibit No.	Description
4.1	Indenture governing the Company’s 7 5/8% Senior Notes due 2018.
4.2	Registration Rights Agreement, dated December 3, 2010, by and among the Company, the Guarantors and the Initial Purchasers.
99.1	Press Release of Interface, Inc., dated as of December 3, 2010, announcing closing of private offering.
99.2	Press Release of Interface, Inc., dated as of December 3, 2010, announcing results of tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Senior Vice President
Date: December 6, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture governing the Company’s 7 5/8% Senior Notes due 2018.
4.2	Registration Rights Agreement, dated December 3, 2010, by and among the Company, the Guarantors and the Initial Purchasers.
99.1	Press Release of Interface, Inc., dated as of December 3, 2010, announcing closing of private offering.
99.2	Press Release of Interface, Inc., dated as of December 3, 2010, announcing results of tender offer.